                                 EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 24, 1998, which appears on page 31 of the 1998 Annual Report to Stockholders of Puma Technology, Inc., which is incorporated by reference in Puma Technology, Inc.'s Annual Report on Form 10-K for the year ended July 31, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 26 of such Form 10-K.



/s/ PRICEWATERHOUSECOOPERS LLP


San Jose, California
May 3, 1999